UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Information.
On July 21, 2014, Bridgepoint Education, Inc. (the “Company”) and Ashford University received from the Attorney General of the State of Massachusetts (“Attorney General”) a Civil Investigative Demand relating to the Attorney General's investigation of for-profit educational institutions and whether the university's business practices complied with Massachusetts consumer protection laws.  Pursuant to the Investigative Demand, the Attorney General has requested from the Company and Ashford University Massachusetts student information and complaints for the time period January 1, 2006, to present.  The Company and the university are evaluating the Investigative Demand and intend to comply with the Attorney General's request.

On July 22, 2014, the Company received from the U.S. Securities & Exchange Commission (“SEC”) a subpoena relating to certain of the Company’s accounting practices, including revenue recognition, receivables and other matters relating to the Company’s previously disclosed intention to restate its financial statements for fiscal year ended December 31, 2013 and revise its financial statements for the years ended December 31, 2011 and 2012, and the prior revision of the Company’s financial statements for fiscal year ended December 31, 2012.  Pursuant to the subpoena, the SEC has requested from the Company documents and detailed information for the time period January 1, 2009, to present.  The Company is evaluating the subpoena and intends to fully cooperate in the investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014		Bridgepoint Education, Inc.

	By:	/s/ Andrew S. Clark
Name: Andrew S. Clark
Title: Chief Executive Officer and President